UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2012

Nabi Biopharmaceuticals

(Exact name of registrant as specified in its charter)

Delaware	000-04829	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12270 Wilkins Avenue Rockville, Maryland		20852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 770-3099

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On October 23, 2012, Nabi Biopharmaceuticals, a Delaware corporation (“Nabi”), filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Amendment”) to the Nabi Restated Certificate of Incorporation, increasing the total number of shares of Nabi’s common stock authorized for issuance from 125,000,000 shares to 200,000,000 shares. The Amendment became effective upon filing. As previously reported, Nabi’s stockholders approved the Amendment at a reconvened special meeting of stockholders held on October 22, 2012, which was originally held and adjourned on September 24, 2012.

A copy of the Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference. The description of the Amendment included in this Item 3.03 is not complete and is qualified in its entirety by reference to the full text of the Amendment set forth on Exhibit 3.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See the disclosures in Item 3.03 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following document is filed herewith as an exhibit to this report:

Exhibit Number	Description

3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabi Biopharmaceuticals

Date: October 24, 2012	/s/ Raafat E.F. Fahim, Ph.D.
	Name:	Raafat E.F. Fahim, Ph.D.
	Title:	President and Chief Executive Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment